Exhibit 99(g)


        THE FLORIDA POWER &
            LIGHT COMPANY

           EXCHANGE OFFER

    QUESTIONS & ANSWERS BOOKLET

         PLEASE NOTE THAT THE
         FOLLOWING INFORMATION
         DOES NOT PURPORT TO BE
         COMPLETE AND IS SUBJECT
         IN ALL RESPECTS TO THE
         PROVISIONS OF, AND IS
         QUALIFIED IN ITS
         ENTIRETY BY REFERENCE
         TO, THE PROSPECTUS DATED
         OCTOBER 10, 1995 (THE
         "PROSPECTUS") AND THE
         LETTER OF TRANSMITTAL
         (WHICH TOGETHER
         CONSTITUTE THE EXCHANGE
         OFFER).  PLEASE REFER TO
         THE PROSPECTUS FOR
         DETAILS OF THE EXCHANGE
         OFFER AND DEFINED TERMS
         USED HEREIN.

         SEE "RISK FACTORS" IN
         THE PROSPECTUS FOR
         CERTAIN ADDITIONAL
         INFORMATION RELEVANT TO
         THE EXCHANGE OFFER AND
         AN INVESTMENT IN THE
         QUIDS, AS DEFINED BELOW,
         INCLUDING THE PERIOD AND
         CIRCUMSTANCES DURING AND
         UNDER WHICH PAYMENT OF
         INTEREST ON THE QUIDS
         MAY BE DEFERRED AND
         CERTAIN RELATED FEDERAL
         INCOME TAX CONSEQUENCES.
         HOLDERS OF $2.00
         PREFERRED STOCK, AS
         DEFINED BELOW, SHOULD
         CAREFULLY CONSIDER THE
         RISK FACTORS SET FORTH
         IN THE PROSPECTUS.

   Q.    WHY IS FLORIDA POWER &
         LIGHT COMPANY ("FPL")
         OFFERING TO EXCHANGE ITS
         8.75% QUARTERLY INCOME
         DEBT SECURITIES (THE
         "QUIDS") FOR ITS
         5,000,000 OUTSTANDING
         SHARES OF $2.00 NO PAR
         PREFERRED STOCK, SERIES
         A (INVOLUNTARY
         LIQUIDATION VALUE $25
         PER SHARE) (THE "$2.00
         PREFERRED STOCK")?

   A.    The purpose of the
         Exchange Offer is to
         refinance the $2.00
         Preferred Stock with the
         QUIDS and to achieve
         certain tax efficiencies
         for FPL while preserving
         FPL's flexibility with
         respect to future
         financings.  This
         refinancing will permit
         FPL to deduct interest
         payable on the QUIDS for
         United States federal
         income tax purposes.
         Dividends payable on the
         $2.00 Preferred Stock
         are not tax deductible
         to FPL.

   Q.    WHEN WILL THE EXCHANGE
         OFFER EXPIRE?

   A.    The Exchange Offer is
         scheduled to expire at
         5:00 p.m., New York City
         time, on November
         7, 1995 or, if extended
         by FPL, in its sole
         discretion, the latest
         date and time to which
         extended (the
         "Expiration Date").  FPL
         may decide to amend or
         terminate the Exchange
         Offer prior to the
         Expiration Date, and it
         may at any time decide
         to extend the Exchange
         Offer as described
         further in the
         accompanying Prospectus.

   Q.    WHAT DO THE TERMS
         "BENEFICIAL OWNER",
         "REGISTERED HOLDER", AND
         "NOMINEE" MEAN?

   A.    Beneficial Owner. If a
         ----------------
         holder's $2.00 Preferred
         Stock is held by a
         broker, dealer,
         commercial bank, trust
         company or other nominee
         and registered in the
         name of such nominee
         (including The
         Depository Trust Company
         ("DTC")), such holder is
         the beneficial owner of
         the $2.00 Preferred
         Stock even though its
         name is not the name in
         which such shares are
         registered.

         Registered Holder. The
         -----------------
         registered holder of
         $2.00 Preferred Stock is
         the person or
         institution in whose
         name such shares are
         actually registered on
         the register kept by FPL
         or its agent for such
         purpose.  If the $2.00
         Preferred Stock is
         registered directly in
         the name of the holder
         who is the beneficial
         owner of such shares,
         such beneficial owner is
         also the registered
         holder.  If the $2.00
         Preferred Stock is
         registered in the name
         of a broker, dealer,
         commercial bank, trust
         company, or other
         nominee, such nominee is
         the registered holder of
         such shares.

         Nominee.  This term
         -------
         refers to the broker,
         dealer, commercial bank,
         trust company or other
         institution that holds
         the $2.00 Preferred
         Stock on behalf of a
         beneficial owner of such
         shares.  Although such
         shares belong to such
         beneficial owner, such
         nominee is the
         registered holder of
         such shares and,
         accordingly, such shares
         are registered in the
         name of such nominee
         (including, if such
         nominee holds the $2.00
         Preferred Stock through
         DTC, in the name of
         DTC).

   Q.    WHAT ARE QUIDS?

   A.    The QUIDS are unsecured
         debt securities to be
         issued by FPL which are
         subordinate in right of
         payment to its senior
         indebtedness.  However,
         the QUIDS are senior to
         FPL's capital stock,
         including the $2.00
         Preferred Stock.  In
         addition, the QUIDS will
         have the following
         terms:

         .   The QUIDS will have
             a 30-year stated
             maturity whereas the
             shares of $2.00
             Preferred Stock have
             no stated final
             maturity.

         .   The QUIDS will bear
             interest at 8.75%
             per annum.  Interest is
             payable, in arrears,
             quarterly on March
             31, June 30,
             September 30 and
             December 31 of each
             year.

         .   FPL will have the
             right to extend the
             interest payment
             period at any time
             and from time to
             time on the QUIDS to
             a period (defined in
             the Prospectus as an
             "Extension Period")
             not exceeding 20
             consecutive
             quarterly interest
             payment periods and,
             as a consequence,
             the quarterly
             interest payments on
             the QUIDS would be
             deferred (but, to
             the extent allowed
             by law, would
             continue to accrue
             with interest
             thereon compounded
             quarterly at the
             rate of interest on
             the QUIDS).
             Although the
             quarterly dividend
             payments for the
             $2.00 Preferred
             Stock may also be in
             default, such a
             default period may
             be indefinite and no
             interest will be
             payable in respect
             of dividend payments
             accruing during that
             period.  However,
             under certain
             circumstances of
             default in $2.00
             Preferred Stock
             dividends, the
             holders of the $2.00
             Preferred Stock will
             have certain voting
             rights.  The
             covenants under
             which the QUIDS are
             issued do not
             provide any voting
             rights to holders of
             the QUIDS during the
             Extension Period.

         .   Interest received on
             the QUIDS will not
             be eligible for the
             dividends received
             deduction for
             corporate holders,
             whereas dividends on
             the $2.00 Preferred
             Stock are eligible
             for the dividends
             received deduction
             for corporate
             holders.

         .   The QUIDS will be
             redeemable on or
             prior to February
             28, 1997 at the
             option of FPL, in
             whole or in part,
             upon not less than
             30 nor more than 60
             days' notice, at
             108% of the
             principal amount
             redeemed plus
             accrued and unpaid
             interest, if any, to
             the redemption date,
             and thereafter at
             100% of the
             principal amount
             redeemed plus
             accrued and unpaid
             interest, if any, to
             the redemption date;
             provided, however,
             that none of the
             QUIDS shall be
             redeemed prior to
             March 1, 1997, if
             such redemption is
             for the purpose, or
             in anticipation, of
             refunding such QUIDS
             through the use,
             directly or
             indirectly, of funds
             borrowed by FPL at
             an effective
             interest cost to FPL
             of less than 8.2102%
             per annum.  The
             redemption
             provisions for the
             QUIDS are
             substantially
             similar to the
             redemption
             provisions of the
             $2.00 Preferred
             Stock.

         .   The QUIDS will be
             issued in either
             book entry form
             through the
             facilities of DTC or
             registered form.

   Q.    WHAT IS THE INTEREST
         RATE ON THE QUIDS AND
         WHAT IS THE DIVIDEND
         RATE ON THE $2.00
         PREFERRED STOCK?

   A.    The nominal dividend
         rate for the $2.00
         Preferred Stock, at its
         stated liquidation
         preference of $25 per
         share, is 8% per annum.
         The interest rate on the
         QUIDS is 8.75% per
         annum.

   Q.    THE NEXT DIVIDEND
         PAYMENT (SUBJECT TO
         BOARD DECLARATION) FOR
         THE $2.00 PREFERRED
         STOCK WILL BE
         DECEMBER 1, 1995.  WILL
         THE HOLDERS THAT
         PARTICIPATE IN THE
         EXCHANGE OFFER BE
         ELIGIBLE FOR THAT
         DIVIDEND?

   A.    No.  However,
         participating holders
         will be entitled to
         receive cash equal to
         the accrued and unpaid
         dividends on such shares
         accumulating after
         August 31, 1995 to the
         Closing Date.

   Q.    WILL THE QUIDS BE
         LISTED?

   A.    The QUIDS are expected
         to be listed on the New
         York Stock Exchange.

   Q.    WILL THE EXCHANGE
         CONSTITUTE A TAXABLE
         EVENT?

   A.    The Exchange Offer will
         be a taxable event to
         those holders that
         tender their $2.00
         Preferred Stock in
         exchange for the QUIDS.
         Furthermore, the QUIDS
         will be treated as
         having been issued with
         original issue discount
         whereas the $2.00
         Preferred Stock was not
         issued with original
         issue discount.  It is
         recommended that each
         holder read the
         description of "Certain
         United States Federal
         Income Tax Consequences"
         in the Prospectus and
         consult their tax
         advisor to determine
         their specific
         circumstances.

   Q.    WHAT INFORMATION IS
         AVAILABLE ABOUT THE
         EXCHANGE OFFER?

   A.    Each holder of the $2.00
         Preferred Stock should
         receive a copy of the
         Prospectus, the Letter
         of Transmittal, a Notice
         of Guaranteed Delivery
         of Shares, a letter
         addressed either to
         Clients or to Preferred
         Stock Shareholders,
         Guidelines for
         Certification of
         Taxpayer Identification
         Number on Substitute
         Form W-9 (non-U.S.
         holders should instead
         obtain a Form W-8 from
         the Exchange Agent), and
         this Questions and
         Answers Booklet.  FPL
         encourages each holder
         to review each document
         and to contact their
         broker and tax advisor
         for assistance.  In the
         event holders require
         additional information
         or assistance, they
         should contact the
         Information Agent or the
         Dealer Managers at the
         toll-free numbers listed
         in the Prospectus and
         the Letter of
         Transmittal.

   Q.    WHAT IS THE PROCESS FOR
         A HOLDER OF $2.00
         PREFERRED STOCK TO
         PARTICIPATE IN THE
         EXCHANGE OFFER?

   A.    If the $2.00 Preferred
         Stock is registered in
         the beneficial owner's
         own name, then the
         beneficial owner should
         complete the Letter of
         Transmittal and mail it
         in time to reach the
         Exchange Agent by the
         Expiration Date of the
         Exchange Offer.  If the
         beneficial owner
         requires assistance in
         completing the Letter of
         Transmittal, such
         beneficial owner may ask
         any broker, dealer,
         commercial bank, trust
         company or other nominee
         to assist in completing
         the Letter of
         Transmittal on the
         beneficial owner's
         behalf and effect the
         tender of shares.

         If the $2.00 Preferred
         Stock is registered in
         the name of a broker,
         dealer, commercial bank,
         trust company or other
         nominee, then the
         beneficial owner should
         contact such nominee
         promptly and instruct it
         to tender such shares on
         behalf of such
         beneficial owner.  In
         many circumstances,
         these instructions will
         have to be given in
         writing.  The nominee
         should then, in
         accordance with such
         instructions, complete
         the Letter of
         Transmittal and mail it
         in time to reach the
         Exchange Agent by the
         Expiration Date.

         The Letter of
         Transmittal must be
         mailed in time to reach
         the Exchange Agent by
         the Expiration Date of
         the Exchange Offer.  In
         the event a beneficial
         owner or nominee is
         unable to timely submit
         the Letter of
         Transmittal,
         certificates for shares
         of $2.00 Preferred
         Stock, or any other
         necessary documents as
         described in the
         Prospectus and the
         Letter of Transmittal,
         such beneficial owner or
         nominee, as the case may
         be, may still
         participate in the
         Exchange Offer by
         following the Notice of
         Guaranteed Delivery
         instructions set forth
         in the Prospectus and
         the Letter of
         Transmittal.

   Q.    ARE THERE ANY COSTS THAT
         A PARTICIPATING HOLDER
         WILL BEAR IN CONTEXT OF
         THE EXCHANGE OFFER?

   A.    A fee of $0.50 per share
         will be paid to brokers
         that successfully
         solicit tenders on
         behalf of FPL.  In
         addition, the Dealer
         Managers, the
         Information Agent and
         the Exchange Agent will
         be paid fees for
         assisting with this
         transaction.  All such
         fees will be paid by
         FPL.  However, if such
         holder's shares are held
         by a broker, dealer,
         commercial bank or trust
         company, the holder may
         be charged a fee for
         their services.

   Q.    CAN A HOLDER OF SHARES
         OF THE $2.00 PREFERRED
         STOCK REVOKE ITS
         EXCHANGE OF SHARES?

   A.    Tenders of $2.00
         Preferred Stock pursuant
         to the Exchange Offer
         may be withdrawn at any
         time prior to the
         Expiration Date and,
         unless accepted for
         exchange by FPL, may be
         withdrawn at any time
         after 40 business days
         from the date of the
         Prospectus.  To be
         effective, a written
         notice of withdrawal
         delivered by mail, hand
         delivery or facsimile
         transmission must be
         timely received by the
         Exchange Agent at the
         address set forth in the
         Prospectus and the
         Letter of Transmittal.
         Any such notice of
         withdrawal must specify
         (i) the holder named in
         the Letter of
         Transmittal as having
         tendered $2.00 Preferred
         Stock to be withdrawn,
         (ii) if the $2.00
         Preferred Stock is held
         in certificated form,
         the certificate numbers
         of the $2.00 Preferred
         Stock to be withdrawn,
         (iii) that such holder
         is withdrawing its
         election to have such
         $2.00 Preferred Stock
         exchanged, and (iv) the
         name of the registered
         holder of such $2.00
         Preferred Stock, and
         such notice of
         withdrawal must be
         signed by the holder in
         the same manner as the
         original signature on
         the Letter of
         Transmittal (including
         any required signature
         guarantees) or be
         accompanied by evidence
         satisfactory to FPL that
         the person withdrawing
         the tender has succeeded
         to the beneficial
         ownership of the $2.00
         Preferred Stock being
         withdrawn.  The Exchange
         Agent will return the
         properly withdrawn $2.00
         Preferred Stock promptly
         following receipt of
         notice of withdrawal.
         If the $2.00 Preferred
         Stock has been tendered
         pursuant to the
         procedure for book-entry
         transfer, any notice of
         withdrawal must specify
         the name and number of
         the account at a Book-
         Entry Transfer Facility
         to be credited with the
         withdrawn $2.00
         Preferred Stock and
         otherwise comply with
         such book-entry transfer
         facility's procedures.

   Q.    TO WHOM SHOULD
         ADDITIONAL QUESTIONS BE
         ADDRESSED?

   A.    Questions or requests
         for information should
         be addressed to the
         Information Agent,
         Georgeson & Company Inc.
         Banks and Brokers call
         collect (212) 440-9800.
         All others call toll
         free (800) 223-2064.